Exhibit 99.1

USA Technologies, Inc. Provides Update on Nasdaq Notification of Deficiency

MALVERN, Pa., November 20, 2018 -- USA Technologies, Inc. (NASDAQ: USAT) (the “Company”), a premier digital payment, consumer engagement and logistics service provider for the self-service retail market, today announced that, as expected, it  received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of its failure to timely file its Quarterly  Report on Form 10-Q for the fiscal quarter ended September  30, 2018 (the “Quarterly Report”), the Company is noncompliant with  Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Company had previously received an original notice (the “Original Notice”) from Nasdaq of noncompliance with the Rule due to the failure of the Company to timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “Annual Report”). Pursuant to the Original Notice, the Company had submitted to Nasdaq a plan to regain compliance (the “Plan”), and on November 13, 2018, Nasdaq notified the Company that it had accepted the Plan and had granted the Company until March 12, 2019 in order to file the Quarterly Report and the Annual Report with the SEC. The Notice also requires the Company to submit to Nasdaq an update to the Plan by no later than December 3, 2018. Neither the Notice nor the Original Notice has any immediate effect on the listing or trading of the Company’s common stock or preferred stock, and the common stock and preferred stock will continue to trade on the Nasdaq Global Market under the symbols “USAT” and “USATP”, respectively.

As previously reported, the Company was unable to timely file its Annual Report and Quarterly Report due to an internal investigation being conducted by the Audit Committee of the Company’s Board of Directors into certain of the Company’s contractual arrangements. The investigation remains ongoing, and the Audit Committee is working closely with its advisors to complete its investigation in as timely a manner as possible. Once the investigation has been completed, the Company plans to file the Annual Report and the Quarterly Report as soon as practicable. The Company will not be in a position to file the Annual Report or the Quarterly Report until the Company and its independent auditor assess the results of the investigation, and the Company implements any remedial actions which may be deemed necessary by the Board of Directors.

About USA Technologies, Inc.

USA Technologies, Inc. is a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market. The company also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile® for customers on the go, ePort® Interactive, and QuickConnect, an API Web service for developers. Through its acquisition of Cantaloupe Systems, Inc. ("Cantaloupe"), the company also offers logistics, dynamic route scheduling, automated pre-kitting, responsive merchandising, inventory management, warehouse and accounting management solutions. Cantaloupe is a premier provider of cloud and mobile solutions for vending, micro markets, and office coffee services.

Forward-looking Statements:
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, uncertainty as to the scope, timing  and ultimate findings of the internal  investigation; the costs and expenses relating thereto; the impact of the internal investigation on the Company, its management and operations, including potential  financial impact on the Company; the risk of  litigation or regulatory action arising from the internal investigation and its findings or from the failure to timely file the Annual Report or Quarterly Report; the ability of the Company to regain and maintain compliance with Nasdaq’s continued listing requirements; the timing of the review by, and the conclusions of, the Company’s independent auditor regarding the investigation and its impact on the financial statements; possible default by the Company under its credit facility; the potential identification of control deficiencies, including potential material weaknesses in internal control over financial reporting and the impact of the same; potential reputational damage that the Company may suffer as a result of the matters under investigation; the impact of the pendency of the investigation on the value of the Company’s common and preferred stock; and the risk that the filing of the Annual Report or Quarterly Report will take longer than currently anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

MEDIA CONTACT:
Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449
or
Investors:
Blueshirt Group
Monica Gould, +1 212-871-3927
monica@blueshirtgroup.com